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                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
        Exhibit 23.1 - Consent of Ernst & Young LLP, independent auditors




We consent to the incorporation by reference in this Annual Report (Form 10-K) of O'Reilly Automotive, Inc. and Subsidiaries of our report dated February 16, 1998, included in the 1997 Annual Report to Stockholders of O'Reilly Automotive, Inc.

Our audits also included the financial statement schedule of O'Reilly Automotive, Inc. and Subsidiaries listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61632) pertaining to the O'Reilly Automotive, Inc. 1993 Stock Option Plan, Director Stock Option Plan, and Stock Purchase Plan, in the Registration Statement (Form S-8 No. 33-73892) pertaining to the O'Reilly Automotive, Inc. Profit Sharing and Savings Plan and in the Registration Statement (Form S-8 No. 33-91022) pertaining to the O'Reilly Automotive Performance Incentive Plan and 1993 Stock Option Plan of our report dated February 16, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of O'Reilly Automotive, Inc. for the year ended December 31, 1997.


/ s / Ernst & Young LLP
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Ernst & Young LLP


Kansas City, Missouri
March 30, 1998